UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2011

EMMIS COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-23264	35-1542018
(Commission File Number)	(IRS Employer Identification No.)

ONE EMMIS PLAZA, 40 MONUMENT CIRCLE,
SUITE 700, INDIANAPOLIS, INDIANA	46204
(Address of Principal Executive Offices)	(Zip Code)

317-266-0100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On June 20, 2011, subsidiaries of Emmis Communications Corporation (“Emmis”), entered into a Purchase Agreement with GTCR Merlin Holdings, LLC (“Merlin Holdings”), which will be an affiliate of investment funds managed by GTCR, LLC, and Benjamin L. Homel (aka Randy Michaels) (together, the “Investors”), pursuant to which Emmis agreed to sell to the Investors a controlling interest in Merlin Media, LLC (“Merlin Media”), which will own the following radio stations: (i) WKQX-FM, 101.1 MHz, Channel 266, Chicago, IL (FIN 19525), (ii) WRXP-FM, 101.9 MHz, Channel 270, New York, NY (FIN 67846) and (iii) WLUP-FM, 97.9 MHz, Channel 250, Chicago, IL (FIN 73233).

Purchase Agreement

Under the Purchase Agreement, Emmis may elect at closing to receive aggregate cash proceeds in the transaction of between $110 million and $130 million. Upon consummation of the transaction, Emmis will retain equity interests in Merlin Media, the level of which will depend on the aggregate amount of cash proceeds Emmis elects to receive.

The Purchase Agreement contains customary representations, warranties, covenants and indemnities.  The proposed transaction is expected to close in the second half of 2011, subject to approval by the Federal Communications Commission and other customary conditions to closing.

In connection with the transaction, Emmis expects to incur approximately $10 million of expenses, principally consisting of severance, state and local taxes, debt redemption premiums, and professional fees.  Net cash proceeds will be used to repay a portion of the term loans outstanding under its credit facility.

LLC Agreement of Merlin Media

Emmis’ rights with respect to its retained equity interests in Merlin Media will be governed by a limited liability company agreement to be executed at closing with the Investors (the “LLC Agreement”).  Emmis will retain preferred equity and common equity interests in Merlin Media.  Emmis’ common interests will vary depending on the cash election by Emmis under the Purchase Agreement, and will initially represent approximately 20% to 35% of Merlin’s common equity interests.  Emmis’ preferred interests will also vary depending on the cash election by Emmis under the Purchase Agreement and will initially represent from approximately $28 million to $47 million of preferred interests, accruing a return of 8% per annum.  The preferred interests held by Emmis will initially be junior to preferred interests held by the Investors of approximately $87 million to $67 million (depending on the cash election by Emmis under the Purchase Agreement), which senior preferred also accrues a return at a rate of 8% per annum.  The Emmis junior preferred will also be junior to at least $60 million of a senior secured note to be issued to GTCR in the transaction.  The note will mature five years from closing and will accrue interest at a rate of 15% per annum.

Under the LLC Agreement, Emmis will be entitled initially to appoint one out of five members of Merlin Media’s board of managers and will have limited consent rights with respect to specified transactions. Emmis will have no obligation to make ongoing capital contributions to Merlin Media, but is subject to dilution if it fails to participate pro rata in future capital calls.

Merlin Media will initially be a private company and Emmis will have limited ability to sell its interests, except pursuant to customary tag-along rights with respect to sales by Merlin Media’s controlling Investor or, after five years, a private sale to third parties subject to rights of first offer held by the controlling Investor.  Emmis will also receive customary registration rights and will be subject to a “drag-along” right of the controlling Investor.

Local Programming and Marketing Agreement

In connection with the transactions, a subsidiary of Merlin Holdings (“LMA Merlin”), Merlin Media and affiliates of Emmis entered into a Local Programming and Marketing Agreement pursuant to which LMA Merlin will commence providing programming and selling advertising at the stations held by Merlin Media within 45 days from the signing date, pending satisfaction of closing conditions including regulatory approvals for closing under the Purchase Agreement.  Emmis will retain ownership of the stations during the term of the Local Marketing Agreement and will receive a fee from LMA Merlin of $200,000 per month.

Contribution Agreement

In connection with the transactions, Emmis agreed to contribute to Merlin Media substantially all of its assets relating to radio stations WKQX-FM, WRXP-FM and WLUP-FM, including the stations’ FCC licenses.

Guarantee

Emmis has agreed to guarantee the obligations of its subsidiaries under the transactions discussed above.

The foregoing description does not purport to be a complete statement of the terms and conditions of the transaction or the rights of the parties to the foregoing agreements, and is qualified in its entirety by reference to the text of the Purchase Agreement, the Contribution Agreement, the LLC Agreement, the Local Marketing Agreement and the Guarantee, copies of which will be furnished to the Securities and Exchange Commission in the future.

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about Emmis’ beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Although Emmis believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Emmis’ actual results could differ materially from those described in the forward-looking statements.

Emmis’ ability to achieve its objectives could be adversely affected by the factors discussed in its Annual Report on Form 10-K for the fiscal year ended February 28, 2011 filed with the SEC, as well as, among others: (1) the occurrence of any event, change or other circumstances that could give rise to the inability to complete the transactions described above due to the failure to satisfy the conditions required to complete the transactions, (2) the ability to recognize the benefits of the transactions, (3) the amount of the costs, fees, expenses and charges related to the transactions, (4) general industry conditions such as the competitive environment, (6) regulatory and matters and risks, (5) legislative developments, (6) changes in tax and other laws and the effect of changes in general economic conditions and (7) other risks to consummation of the transactions, including the risk that the transactions will not be consummated within the expected time period.

Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond Emmis’ ability to control or predict. Emmis undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding these risk factors and uncertainties is detailed from time to time in Emmis’ periodic filings with the SEC, including but not limited to its Annual Report on Form 10-K for the fiscal year ended February 28, 2011 filed with the SEC. These filings are also available for viewing on Emmis’ website. To access this information on Emmis’ website, please visit www.emmis.com and click on “Investors”, “SEC Filings”.

Item 7.01        Regulation FD Disclosure.

On June 21, 2011, Emmis issued a press release announcing the transaction described above. A copy of the press release is furnished herewith as Exhibit 99.1.

The following table summarizes certain operating results for WKQX, WLUP and WRXP for the three years ended February 28, 2011:

	For the year ended February 28,
	2009	2010	2011
		a	a
Net revenues	$24,402	$22,939	$25,257
Station operating expenses, excluding
depreciation and amortization expense	29,124	25,013	22,731
Restructuring charge	268	262	-
Depreciation and amortization	1,181	1,206	1,090
Loss on disposal of assets	-	-	7
Impairment loss	155,500	78,246	-
Operating income (loss)	(161,671)	(81,788)	1,429

All numbers in 000’s.

As of February 28, 2011, Emmis had Federal accumulated net operating losses (“NOLs”) of $118 million and state accumulated NOLs of $189 million available to offset future taxable income.  With regard to Federal taxes, Emmis expects to utilize NOLs and fully offset the taxable gain from the transaction, resulting in no cash tax outlay.  Because some states have suspended the utilization of accumulated NOLs to offset future income, Emmis may owe some cash taxes to state and local tax authorities, despite its state accumulated NOLs.  Based on current estimates, Emmis believes it will pay less than $4 million in state and local taxes as a result of this transaction.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated June 21, 2011 of Emmis Communications Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 21, 2011

EMMIS COMMUNICATIONS CORPORATION

By:	/s/ J. Scott Enright
	Name:	J. Scott Enright
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated June 21, 2011 of Emmis Communications Corporation.